Exhibit 10.2

Form of Non-Competition Agreement

     This Non-Competition Agreement (this “Agreement”) is made as of December 31, 2004, by and between [Director] (“Covenantee”) and Centrue Financial Corporation, a Delaware corporation (“Centrue Financial”).

Recitals

     A. Centrue Financial, Illinois Community Bancorp, Inc., an Illinois corporation (“ICB”), and Community Acquisition LLC, an Illinois limited liability company and a wholly-owned subsidiary of Centrue Financial (“Acquisition LLC”), entered into an Agreement and Plan of Merger dated as of December [     ], 2004 (the “Merger Agreement”), providing for, among other things, the merger of ICB with and into Acquisition LLC (the “Merger”).

     B. Covenantee is a director of [ICB] [and/or] [Illinois Community Bank, an Illinois chartered commercial bank with its main offices located in Effingham, Illinois, and a wholly-owned subsidiary of ICB (the “Bank”)] and has become familiar with the customers and related customer information for ICB and [the Bank] [Illinois Community Bank, an Illinois chartered commercial bank with its main offices located in Effingham, Illinois, and a wholly-owned subsidiary of ICB (the “Bank”)].

     C. Centrue Financial is unwilling to expend the substantial time, effort and expense necessary to implement the Merger, including applying for and obtaining the necessary approvals of regulatory authorities, unless Covenantee enters into this Agreement, pursuant to Section 6.11 of the Merger Agreement.

     D. Covenantee believes it is in his or her best interest as well as the best interest of ICB for Centrue Financial to consummate the Merger.

     E. Covenantee owns shares of the common stock of ICB and will receive a substantial economic benefit as a result of the Merger.

Agreements

     In consideration of the foregoing premises, which are incorporated herein by this reference, and the covenants and agreements of the parties herein contained, and as an inducement to Centrue Financial to enter into the Merger Agreement and to incur the expenses associated with the Merger, the parties hereto, intending to be legally bound, hereby agree as follows:

     Section 1. Definitions; Construction. All terms that are capitalized and used herein (and are not otherwise specifically defined herein) shall be used in this Agreement as defined in the Merger Agreement. The parties hereby incorporate by this reference the principles of construction set forth in Section 1.2 of the Merger Agreement.

     Section 2. Effective Date. The parties agree that this Agreement shall be effective, if at all, upon the occurrence of the Closing (as defined in the Merger Agreement) of the Merger, provided, however, that if the Closing does not occur and the Merger Agreement is terminated, this Agreement shall also automatically terminate.

     Section 3. Non–Competition Covenants.

          (a) Restrictive Covenant. Centrue Financial and Covenantee have jointly reviewed the customer lists and current operations of ICB and the Bank and the proposed future operations of the Bank after the Merger and have agreed that the current and proposed primary service area of the lending and deposit taking functions of ICB and the Bank encompasses Effingham County, Illinois, and the area within twenty-five (25) miles of the border of such county (the “Restrictive Area”). Therefore, as an essential ingredient of and in consideration of this Agreement, the Merger Agreement and Centrue Financial’s willingness to expend the substantial time, effort and expense necessary to implement the Merger, Covenantee hereby agrees that, except with the express prior written consent of Centrue Financial, for a period of one (1) year beginning on the Closing Date (as defined in the Merger Agreement) (the “Restrictive Period”):

               (i) Covenantee will not, directly or indirectly, engage or invest in, own, manage, operate, finance, control, or participate in the ownership, management, operation or control of, be employed by, associated with, or in any manner connected with, lend the Covenantee’s name or any similar name to, lend the Covenantee’s credit to, or render services or advice to, any person, firm, partnership, corporation or trust which owns or operates, a bank, savings and loan association, credit union or similar financial institution (a “Financial Institution”) within the Restrictive Area; provided however, that the ownership by Covenantee of shares of the capital stock which are listed on a securities exchange or quoted on the National Association of Securities Dealers Automated Quotation System which do not represent more than five percent (5%) of the outstanding capital stock of any Financial Institution, shall not violate any terms of this Agreement.

               (ii) Covenantee will not, directly or indirectly, either for himself, or any other Financial Institution: (A) induce or attempt to induce any employee of Centrue Financial or any of its subsidiaries (the “Subsidiaries”) to leave the employ of Centrue Financial or its Subsidiaries; (B) in any way interfere with the relationship between Centrue Financial or its Subsidiaries and any employee of Employer or its Subsidiaries; (C) employ, or otherwise engage as an employee, independent contractor or otherwise, any employee of Centrue Financial or its Subsidiaries; or (D) induce or attempt to induce any customer, supplier, licensee, or business relation of Centrue Financial or its Subsidiaries to cease doing business with Centrue Financial or its Subsidiaries or in any way interfere with the relationship between any customer, supplier, licensee or business relation of Centrue Financial or its Subsidiaries.

               (iii) Covenantee will not, directly or indirectly, either for himself, or any other Financial Institution, solicit the business of any person or entity known to Covenantee to be a customer of Centrue Financial or its Subsidiaries, whether or not such Covenantee had personal contact with such person or entity, with respect to products or activities which compete in whole or in part with the products or activities of Centrue Financial or its Subsidiaries.

               (iv) Covenantee will not, directly or indirectly, serve as the agent, broker or representative of, or otherwise assist, any person or entity in obtaining services or products from any Financial Institution within the Restrictive Area.

               (v) Covenantee expressly agrees that the covenants contained in this Section 2(a) are reasonable with respect to their duration, geographical area, and scope.

          (b) Violation of Restrictive Covenant. If Covenantee violates the restrictions contained in Section 2(a) and Centrue Financial brings legal action for injunctive or other relief, Centrue Financial shall not, as a result of the time involved in obtaining such relief, be deprived of the benefit of the full period of the Restrictive Period. Accordingly, the Restrictive Period shall be deemed to have the duration specified in Section 2(a) computed from the date the relief is granted but reduced by the time between the period when the Restrictive Period began to run and the date of the first violation of the restrictions contained in Section 2(a) by Covenantee. In the event that a successor assumes and agrees to perform this Agreement, the restrictions contained in Section 2(a) shall continue to apply only to the primary service area of Centrue Financial as it existed immediately before such assumption and shall not apply to any of the successor’s other offices.

          (c) Remedies for Breach of Restrictive Covenant. Covenantee acknowledges that the restrictions contained in Section 2(a) of this Agreement are reasonable and necessary for the protection of the legitimate business interests of Centrue Financial, that any violation of these restrictions would cause substantial injury to Centrue Financial and such interests, that Centrue Financial would not have entered into the Merger Agreement without receiving the additional consideration offered by Covenantee in binding himself to these restrictions and that such restrictions were a material inducement to Centrue Financial to enter into the Merger Agreement. In the event of any violation or threatened violation of these restrictions, Covenantee, in addition to and not in limitation of, any other rights, remedies or damages available to Centrue Financial under this Agreement, the Merger Agreement or otherwise at law or in equity, shall be entitled to preliminary and permanent injunctive relief to prevent or restrain any such violation by Covenantee and any and all persons directly or indirectly acting for or with him, as the case may be.

     Section 4. Partial Invalidity. The various covenants and provisions of this Agreement are intended to be severable and to constitute independent and distinct binding obligations. If any covenant or provision of this Agreement is determined to be void and unenforceable, in whole or in part, it shall not be deemed to affect or impair the validity of any other covenant or provision or part thereof, and such covenant or provision or part thereof shall be deemed modified to the extent required to permit enforcement. Without limiting the generality of the foregoing, if the scope of any covenant contained in this Agreement is too broad to permit enforcement to its full extent, such covenant shall be enforced to the maximum extent permitted by law, and Covenantee hereby agrees that such scope may be judicially modified accordingly.

     Section 5. General Provisions.

          (a) Successors; Assignment. This Agreement shall be binding upon and inure to the benefit of Covenantee, his or her heirs, legatees and personal representatives, Centrue Financial and its successors and assigns, and any successor or assign of Centrue Financial shall be deemed “Centrue Financial” hereunder.

          (b) Entire Agreement; Modifications. This Agreement constitutes the entire agreement between the parties respecting the subject matter hereof, and supersedes all prior negotiations, undertakings, agreements and arrangements with respect thereto, whether written or oral. Except as otherwise explicitly provided herein, this Agreement may not be amended or modified except by written agreement signed by Covenantee and Centrue Financial.

          (c) Survival. The provisions of this Agreement shall survive the expiration or termination of this Agreement, in each case for the period set forth in such section.

          (d) Governing Law. All questions concerning the construction, validity and interpretation of this Agreement and the performance of the obligations imposed by this Agreement shall be governed by the internal laws of the State of Illinois applicable to agreements made and wholly to be performed in such state without regard to conflicts of laws.

          (e) Jurisdiction and Service of Process. Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement shall be brought only in the courts of the State of Illinois, County of Kankakee or, if it has or can acquire jurisdiction, in the United States District Court serving the County of Kankakee, and each of the parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world.

          (f) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute but one and the same instrument.

          (g) Waiver. No waiver by either party at any time of any breach by the other party of, or compliance with, any condition or provision of this Agreement to be performed by the other party, shall be deemed a waiver of any similar or dissimilar provisions or conditions at the same time or any prior or subsequent time.

          (h) Notices. Notices pursuant to this Agreement shall be in writing and shall be deemed given when received; and, if mailed, shall be mailed by United States registered or certified mail, return receipt requested, postage prepaid; and if to Centrue Financial, addressed to the principal headquarters of Centrue Financial, attention: Chairman of the Board; or, if to Covenantee, to the address set forth below the signature on this Agreement, or to such other address as the party to be notified shall have given to the other.

     In Witness Whereof, the parties have executed this Agreement as of the date first above written.

Centrue Financial Corporation		[Director/Executive officer]

By:

	Name:	Signature

Title:

Printed Name

Address